NONE OF THE SECURITIES TO WHICH THIS PURCHASE AGREEMENT (THE “AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES 1933 ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

SHARE PURCHASE AGREEMENT

BETWEEN:

OPEX ENERGY CORP.,an Alberta corporation with a mailing
address of 160 Eglinton Avenue East, Suite 406, Toronto, ON
Canada M4P 3B5

(the “Vendor”)

AND:

JOSEPH CARUSONE, a businessman with a mailing address in
care of Primoris Group Inc., 160 Eglinton Avenue East, Suite 406,
Toronto, ON Canada M4P 3B5

(the “Purchaser”)

WHEREAS:

A. The Vendor is the registered and beneficial owner of 600,000 shares (the “Purchase Shares”) of the common stock of PediatRx Inc. (the “Company”), a company incorporated under the laws of the State of Nevada;

B. The Vendor desires to sell the Purchase Shares to the Purchaser, and the Purchaser desires to purchase the Purchase Shares from the Vendor on the terms and conditions hereinafter set forth in this Agreement; and

C. The parties hereto desire to make certain representations, warranties and agreements in connection with the proposed purchase and sale of the Purchase Shares and to set forth various conditions to the transactions contemplated hereby.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree as follows:

1.Purchase and Sale

1.1 On the basis of the representations and warranties of the parties to this Agreement and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Vendor, and the Vendor agrees to sell to the Purchaser, the Purchase Shares free and clear of all liens, charges and encumbrances of any kind whatsoever, except any restrictions that may be imposed by applicable securities laws.

1.2 The purchase price of the Purchase Shares is the amount of Seven Thousand Two Hundred Dollars($7,200) (the “Purchase Price”).

1.3 The closing of the purchase and sale of the Purchase Shares (the “Closing”) shall take place on February 28, 2013 or such other date as may be mutually agreed by the parties hereto.

2.Conditions to Closing and Deliveries by the Parties

2.1 At the Closing, the Vendor will deliver or cause to be delivered to the Purchaser certificates representing the Purchase Shares registered in the Purchaser’s name and transferring to the Purchaser good title to the Purchase Shares, free and clear of all liens, charges and encumbrances of any kind whatsoever.

2.2 At the Closing, the Purchaser will deliver to Vendor the Purchase Price.

3.Acknowledgements

3.1 The Purchaser acknowledges and agrees that none of the Purchase Shares have been registered under the Securities Act of 1933 (the “1933 Act”), or under any state securities or “blue sky” laws of any state of the United States and, unless so registered, they may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S (“Regulation S”) as promulgated by the Securities and Exchange Commission (the “SEC”) under the 1933 Act, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and, in each case, in accordance with applicable state and provincial securities laws:

4. Representations and Warranties

4.1 The Vendor represents and warrants to the Purchaser (which representations and warranties shall survive the closing of the transactions contemplated in this Agreement), with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the purchase and sale of the Purchase Shares as contemplated herein, that:

(a)	the Vendor is the legal and beneficial owner of, and has marketable title to, the Purchase Shares free and clear of all liens, charges and encumbrances of any kind whatsoever; and

(b)

the Vendor has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to transfer the legal and beneficial title and ownership of the Purchase Shares to the Purchaser.

4.2 The Purchaser represents and warrants to the Vendor (which representations and warranties shall survive the closing of the transactions contemplated in this Agreement), with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the purchase and sale of the Purchase Shares as contemplated herein, that:

(a)	the Purchaser has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement;

(b)

this Agreement and all other documents required to be executed and delivered by the Purchaser have been duly, or will when executed and delivered be duly, executed and delivered by the Purchaser, and constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, specific performance, injunctive relief and other equitable remedies;

(c)

the Purchaser has not taken any action which would impose any obligation or liability to any person for finder’s fees, agent’s commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

(d)	the Purchaser is not a “U.S. Person”, as that term is defined in Rule 902 of Regulation S, promulgated by the SEC under the 1933 Act;

(e)

the sale of the Purchase Shares to the Purchaser as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Purchaser;

(f)

the Purchaser understands and agrees that none of the Purchase Shares have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons, as that term is defined in Regulation S under the 1933 Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(g)

the Purchaser is acquiring the Purchase Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Purchase Shares;

(h)

the Purchaser (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Purchase Shares for an indefinite period of time;

(i)	the Purchaser understands and agrees that the Purchase Shares are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act; and

(j)

the Purchaser is not acquiring the Purchase Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

5. Legending and Registration of Subject Shares

5.1 The Purchaser hereby acknowledges that a legend will be placed on the certificates representing the Purchase Shares to the effect that the Purchase Shares represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

5.2 The Purchaser hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

6. Termination

6.1 This Agreement may be terminated at any time prior to the Closing (a) by the mutual consent of the Purchaser and the Vendor, or (b) by any party hereto if the Closing has not occurred on or before March 31, 2013.

6.2 In the event of the termination of this Agreement, this Agreement shall terminate and the parties shall have no liabilities or obligations to each other hereunder; provided that nothing contained herein shall relieve any party of liability for fraud or willful breach of this Agreement.

7. Indemnity

7.1 Each party agrees to indemnify the other and their respective directors, officers, employees and agents (the “Indemnitees”) against, and to hold the Indemnitees harmless from, any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnitees (or any of them) may become subject as a result of (a) any breach of any representation, warranty, covenant or agreement made by or to be performed on the part of either party under this Agreement.

8. Further Assurances

8.1 The parties to this Agreement hereby agree to execute and deliver all such further documents and instruments and do all acts and things as may be necessary or convenient to carry out the full intent and meaning of and to effect the transactions contemplated by this Agreement.

9. Governing Law

9.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

10. Survival

10.1 This Agreement, including without limitation the representations and warranties contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Purchase Shares as contemplated herein for a period of three years from the date of closing of the transactions contemplated herein.

11. Assignment

11.1 This Agreement is not transferable or assignable.

12. Electronic Means

12.1 Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

13. Severability

13.1 The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

14. Entire Agreement

14.1 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Purchase Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law.

15. Notices

15.1 Any notice required or permitted to be given under this Agreement will be validly given if in writing and hand delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, addressed to the applicable party at its address indicated on the first page of this Agreement or to such other address as any party may specify by notice in writing to the other. Any notice delivered on a business day will be deemed conclusively to have been effectively given on the date notice was delivered and any notice given by electronic communication will be deemed conclusively to have been given on the date of such transmission.

16. Counterparts

16.1 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

17. Currency

17.1 Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States.

18. Independent Legal Advice

18.1 Both parties acknowledge that:

(a)	this Agreement was prepared by Clark Wilson LLP;

(b)	Clark Wilson LLP received instructions from the Company and does not represent either of the Purchaser or the Vendor;

(c)	each of the Vendor and the Purchaser has been advised to obtain his own independent legal advice on this Agreement prior to signing this Agreement;

(d)	each of the Vendor and the Purchaser has been given adequate time to obtain independent legal advice;

(e)	by signing this Agreement, the Vendor and the Purchaser each confirms that he fully understands this Agreement; and

(f)	by signing this Agreement without first obtaining independent legal advice, each of the Vendor and the Purchaser waives his right to obtain independent legal advice.

19. Time of the Essence

19.1 Time is of the essence of this Agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the 5th day of April, 2013.

OPEX ENERGY CORP.

By:/s/ Joseph Carusone
Joseph Carusone, President

/s/ Joseph Carusone
JOSEPH CARUSONE